Investor Questions and Answers: May 7, 2025 We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a periodic basis. The following answers respond to selected questions received through March 31, 2025. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response. If you would like to submit a question, please send an e-mail to investors@morningstar.com or write us at the following address: Morningstar, Inc. Investor Relations 22 W. Washington St. Chicago, IL 60602 To share information in as timely a manner as possible, we published our responses to March questions in multiple installments. This is the last of the installments. Use of Non-GAAP Measures These Investor Questions and Answers reference non-GAAP financial measures, including but not limited to, adjusted operating margin, organic revenue growth and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in Supplemental Presentation dated February 26, 2025, which was included as Exhibit 99.2 to the Form 8-K filed with the Securities Exchange Commission on February 26, 2025, and can be found in the Investor Relations area of the Company’s corporate website at shareholders.morningstar.com/investor-relations in the Financial Summary section. Morningstar 1. How do you strengthen and maintain your leading positions in your core products (Direct, Wealth offerings, PitchBook) in the medium-term? As we work to strengthen our competitive position across the business, we are focused on putting our customers front and center. To do this, we seek to anticipate and address trends shaping the investment landscape, notably the steep growth in investment products and associated data and the accelerating convergence of public and private markets. Supporting this work, we’re using artificial intelligence to innovate and create products that simplify and streamline customer workflows. For PitchBook, we are focusing on differentiating and enhancing our competitive moat by growing the breadth and depth of our data sets and creating actionable insights through research and easy-to-use software. We also look to fuel growth by serving new customer use cases and developing intellectual property and software that helps venture capital, private, and public market participants reduce friction in their workflow. For Morningstar Direct Platform, we are growing our core products including Morningstar Direct, managed investment data in Morningstar Data, and Direct Advisory Suite. We believe that building a platform that provides a seamless experience for our clients to discover, analyze, and extract data will help strengthen our competitive position as we’re able to sell more comprehensive solutions that span customers’ evolving portfolios. Finally, for Morningstar Wealth, we are building on a trusted brand with investors, providing differentiated model portfolios that leverage Morningstar data, research, and analytics. To reach more advisors, we’re distributing our product on many of the largest platforms in the US, while focusing our advisor distribution strategy on the fastest-growing managed account programs. Outside the US, we are meeting the growing demand for Morningstar Model Portfolios and have seen increasing success in directing more flows from the International Wealth Platform (IWP) to our Morningstar Model Portfolios. With

IWP, we’re focused on offering tools that help advisors better serve clients, reduce time spent on administrative tasks, and scale their businesses more effectively. We’d encourage you to attend our Annual Shareholder Meeting on Friday, May 9, to learn more about how we’re building the business for growth. For more detail on Morningstar Direct Platform and our strategy in that space, please see Kunal’s Q1 25 quarterly shareholder letter available at shareholders.morningstar.com. 2. What are the key investment priorities for management in the next 12-18 months? Our strategy is to deliver insights and experiences that make us essential to the investor workflow. Across the business, we are investing in data, research, and analytics that meet the modern investor’s needs, driving operational scale across our capabilities, and developing our talent. As we look ahead, we are developing new and enhancing existing data sets and insights on illiquid and semi-liquid investments, modernizing our software experience, and creating tools to help investors navigate an evolving investment landscape. Several of our segments aim to create investment solutions that leverage our insights to cater to investors at various stages of their unique investing journeys. Additionally, in Morningstar Credit and Morningstar Indexes, we are building momentum and fostering the adoption of our solutions that credibly challenge traditional providers. We encourage you to attend our Annual Shareholders’ Meeting on Friday, May 9, to learn more about how we’re building the business for growth. For more detail on Morningstar Direct Platform and our strategy in that space, please see Kunal’s Q1 25 quarterly shareholder letter available at shareholders.morningstar.com. 3. Your unallocated corporate expenses were $181.4M in 2024, up from $154M in 2023 and $136M in 2022. These expenses represented 8% of total Morningstar revenue, up from 7.3% of total Morningstar revenue in 2022. What is driving the de-leverage on this corporate expense line, and when should we expect to see more operational leverage here? Are there benchmarks you can point to for where you think you can drive these corporate expenses as a percentage of revenue over time? As you note, unallocated corporate expenses increased by 18.2% and 13.0%, respectively, in 2024 and 2023 compared to the prior-year period, increasing as a percentage of revenue from 7.3% in 2022 to 7.5% in 2023 and 8.0% in 2024. In 2023, the primary drivers of the increase included higher compensation costs compared to the prior-year period (including the impact of an increase in bonus expense), and higher marketing costs due in part to increased expenditures related to brand investment. In 2024, the increase in unallocated corporate expenses compared to the prior-year period was driven in part by the increase in stock-based compensation expense related to the treatment of our former CFO’s equity awards; increased bonus expense also contributed, reflecting strong company performance compared to plan targets. Excluding these two items, unallocated corporate expenses as a percentage of revenue were only slightly higher than in 2023. Higher marketing expenses (including from brand-related activities), and increased professional fees also contributed to higher unallocated corporate expenses in 2024. Different competitors take different approaches to allocations, so it is difficult to point to a clear benchmark. Our approach reflects the way we evaluate the business and view costs internally. Unallocated corporate expenses include cost pools that we deem to be largely outside of the control or discretion of our segment leaders. Expenses in this bucket include finance, human resources, legal, and other management and shareholder-related costs that are not considered when segment performance is evaluated. We remain focused on driving efficiency and scale in our unallocated corporate expenses and reducing these costs as a percentage of revenue over time.

4. Please explain how Morningstar Credit’s strong performance impacted margins in the other segments in Q4 24. Morningstar Credit’s strong performance relative to plan targets resulted in higher bonus expense and thus higher compensation costs for the segment. Under our bonus plan, participants are measured against group-specific targets and also have exposure to overall company performance. Hence, the outperformance in Morningstar Credit contributed to strong overall company performance, which in turn led to increased bonus expenses across Morningstar. This connection to the overall company's performance can cause variations in bonus expenses across the organization each year. Bonus targets are reset annually. Compensation and Benefits 5. Total compensation expense was $836.1 mil in 2024 vs $775.5 mil in 2023, can you allocate that increase of $60 mil between: bonus, merit, stock-based compensation from accelerated vesting from employees departing, and commissions. Across Morningstar, what was the average level of merit increases in 2024? Footnote #6 to our 2024 10-K, Segment and Geographical Area Information, provides revenue by type for each reportable segment as well as compensation cost, other segment items, and adjusted operating income (loss). Compensation cost for our reportable segments increased $61.1 million in 2024 compared to 2023. At a consolidated level (including the impact of corporate and all other), total compensation cost increased $42.7 million. Note that in 2024, we moved certain teams from central functions to Morningstar Direct Platform. In 2023, compensation costs associated with these teams would have been largely allocated to Morningstar Direct Platform and reflected in “other segment items”; in 2024, these expenses were reflected in the compensation we reported for Morningstar Direct Platform. This change contributed to the increase in compensation for Morningstar Direct Platform and for the total compensation for reportable segments, but did not have an impact on total company compensation. The companywide increase in compensation costs was primarily driven by higher bonus expense: - Bonus expense increased by $46.2 million in 2024 compared to 2023. For FY 2024, meaningful outperformance in Morningstar Credit and relatively disciplined spending against targets contributed to higher bonus expense. - 2024 merit increases were comparable to the prior year and offset by lower headcount. - Stock-based compensation increased by $1.9 million, with the treatment of stock-based compensation related to employees who departed the firm contributing to the increase, largely offset by lower stock-based compensation related to the now terminated PitchBook management bonus plan. (For more detail on the treatment of stock-based compensation related to employees who departed from the company, please see the response to a related question filed in an 8-K dated May 7, 2025.) These increases were offset by lower severance expense, which declined by $5.5 million, compared to 2023 when the company recorded $9.0 million in severance expense related to targeted reorganizations in certain parts of the business, and a $3.7 million decline in commissions.

6. What was the total bonus expense for 2024 across Morningstar? Can you break out bonus expense by segment for 2024? What portion of the bonus came from Morningstar Credit? How did that compare to the prior year period? What is a normalized level of bonus expense over the past five years as a percentage of revenue for overall Morningstar and Morningstar Credit? Was there any bonus accrual across overall Morningstar or for Morningstar Credit in Q1 or Q2? In general, should investors expect similar levels of bonus expense growth going forward, or was the increase in 4Q more of a normalization off of a low base from 2023? You noted that compensation costs increased $31.4 million in the fourth quarter, $20.4 million of which came from bonus expense. We understand this year’s bonus payments are an outlier to some extent and want to see what historical bonus payments look like and try to gauge what we should expect going forward. Total bonus expense for 2024 was $179.7 million, compared to $133.5 million in 2023. We accrue bonuses over the course of the year based on our internal forecasts of performance versus targets and accruals were made for Morningstar Credit, our other segments, and the broader business in each quarter of the year. To the extent actual performance differs from our internal forecasts, we true-up the accrual based on the expectations for full-year performance. Each year our targets are reset. We do not disclose bonus expense at the segment level. We have noted that higher bonus expense for Morningstar Credit in Q4 24 was the primary driver of higher bonus expense in the quarter. For FY 2024, meaningful outperformance in Morningstar Credit and relatively disciplined spending against targets contributed to higher bonus expense. 7. Please provide more color on the increase in stock-based compensation in Q4 24. Of the $15.9 million in stock-based compensation expense in Q4, how much was from accelerated vesting due to employees who have left the firm? Of the $54.7 million in stock-based compensation expense in 2024, how much was from accelerated vesting due to employees who have left the firm? Why did corporate SBC go up so much while the reportable segments SBC decreased? Is this simply a reallocation? What drove this change? The primary driver of the companywide increase in stock-based compensation in Q4 24 was the treatment of stock-based compensation related to employees who left Morningstar, which accounted for roughly a third of total stock-based compensation in Q4 24. For the full year, the treatment of stock-based compensation for employees who left the company accounted for roughly 10% of total stock-based compensation. This treatment was primarily related to the departure of our former CFO. As previously disclosed, in connection with his departure, our former CFO’s awards were modified to allow for vesting or continued vesting following his departure. We recorded the incremental fair value associated with the modification in Q4 24, which contributed to higher stock-based compensation in corporate and all other. Morningstar Direct Platform 8. You talked about a large client bringing research distribution in house in Q3 24 and in your December 2024 8-K you noted that this was a large global bank and that research distribution represented roughly 5% of overall Morningstar Data and Analytics (now Morningstar Direct Platform) revenue – can you quantify the customer loss as well as the impact on renewal rates? You are correct that Morningstar Direct Platform revenue has been negatively impacted by the decision of a large global bank to bring its research in house. We don’t disclose the size of individual client contracts, but we shared the relative size of the research distribution product in a prior response to provide context on the impact. Research distribution was not included in the annual revenue renewal rates for any of our key product areas and had a small negative impact on companywide renewal rates.

9. Why are margins declining in Morningstar Data and Analytics in 2024 versus 2023 and in 4Q24 vs. 3Q24? Can you quantify the items you called out as to why the margins declined: 1. Higher compensation (broken out between headcount increase and merit increase) 2. Increased sales & marketing spend? Why did compensation expense increase 24% YoY in Data and Analytics year over year when the business is only growing organic revenue in the low single digits? As you note, Morningstar Direct Platform’s (formerly known as Morningstar Data and Analytics) adjusted operating margin declined 0.4 percentage points to 45.1% in FY 24. While we don’t typically quantify expense drivers at the segment level, we’d note that in order of magnitude the biggest drivers of higher expenses in 2024 compared to 2023 were increased compensation costs; the sale of the Commodity and Energy Data business; and increased sales and marketing costs. In 2024, the 24% year-over-year increase in Morningstar Direct Platform compensation costs were driven in large part by the reorganization of certain teams from central support functions into Morningstar Direct Platform. In 2023, a significant portion of the compensation for these teams was allocated to Morningstar Direct Platform and reflected in “Other segment items” in footnote #6 to our 2024 10-K. In 2024, the compensation costs related to these teams was directly reported in compensation expense. While the reorganization was the biggest driver of higher compensation costs, it was offset in large part by reduced allocations to Morningstar Direct Platform for services provided by these teams in prior years, limiting the impact on adjusted operating margin. In order of magnitude, the other key drivers of increased compensation costs included merit increases and increases in headcount not related to the reorganizations. In Q4 24, Morningstar Direct Platform adjusted operating margin was 43.6%, compared to 46.0% in Q3 24. The biggest driver of the decline in margin between Q3 24 and Q4 24 was the sale of the Commodity and Energy Data business. 10. Morningstar Data and Analytics depreciation expense grew 22% in 2024 after growing 32% in 2023 – what is driving that outsized growth, and do you expect it to continue at that rate? As you note, Morningstar Direct Platform (formerly known as Morningstar Data and Analytics) depreciation expense increased 32% in 2023 compared to 2022 and 22% in 2024 compared to 2023. Capitalized software development costs are the primary driver of Morningstar Direct Platform capital expenditures and the increases in depreciation expense you note were largely due to increased capitalized software development costs in prior-year periods for product enhancements including the introduction of Direct Lens. This included the impact of merit increases for the teams doing this work. We do not provide guidance as to future expense trends. 11. Morningstar Data’s renewal rate dropped to 100% versus 104% in 2023 – what caused that significant drop in the renewal rate? You noted that the annual renewal rate now includes exchange market data – what would the renewal rate looked like on a comparable YoY basis? Why did you historically not include exchange data in that calculation and what caused you to make the change? What are the gross retention rates at Morningstar Data? Similarly, can you provide logo retention across your product portfolio? As you note, Morningstar Data’s renewal rate dropped to 100% in 2024 from 104% in 2023. The decline was driven by several factors: - As noted in responses to related questions filed in an 8-K dated April 28, 2025, we instituted a meaningful price increase in 2023, and in 2024, price increases were more in line with earlier years. This contributed to the lower renewal rates while the large number of clients who signed multiyear contracts in 2023 resulted in more limited opportunities for expansion in 2024. - In addition, equity data had a particularly strong 2023, making for a more difficult comparison to 2024. - Finally, as you note, exchange market data was not included in the 2023 annual revenue renewal rate for Morningstar Data but was included in the 2024 annual revenue renewal rate. The exclusion of exchange market data from the annual revenue renewal rate in 2023 was due to an oversight in our calculation. If you exclude the exchange market data product from the 2024 annual revenue renewal rate calculation, the rate was roughly 101%.

We do not disclose gross or logo retention. PitchBook 12. What data should investors track to glean deeper insight on PitchBook trends across your customer base? Deal-making activity across venture capital (VC), private equity (PE), and mergers & acquisition (M&A), as well as the health of the initial public offering (IPO) market are important drivers of our business. In 2024, PE and M&A activity remained well-below the record-setting levels of 2021. While we continue to see solid demand from core client segments including investment banks and PE, smaller corporates have been a source of softness as these clients have more limited use cases when deal activity is soft. PitchBook research and data provides important insights into these market trends. PitchBook offers a number of resources for tracking these trends, including the PitchBook-NVCA Venture Monitor, the US and European Private Equity Breakdown, the Global M&A report, and our credit market weekly reports, all of which provide granular, data-rich insights across the private investment lifecycle. In addition, we offer a Quantitative Perspectives series and proprietary tools like Private Market Indexes and Return Barometers, which offer near real-time signals on performance, valuation trends, and market inflection points. Additionally, our analysts publish regular thematic research pieces on critical trends and developments driving asset manager and investor behaviors. Together, these tools help investors track capital flows, benchmark returns, and identify shifts in strategy or sentiment— particularly valuable in periods of market dislocation when traditional indicators are less reliable. 13. Are you able to share historical PitchBook headcount by quarter? What is your philosophy on the right headcount growth for PitchBook? We disclose headcount at the company level, but not at the segment level. We manage headcount with the goal of supporting durable growth. We would note that in 2024, PitchBook headcount declined relative to 2023, as we benefited from the introduction of more efficient data collection efforts which allows us to operate with fewer equity data analysts. 14. We are hearing that PitchBook is increasingly selling data feeds. How much revenue do you derive from that today and how should we be thinking about the total addressable market (TAM)? Do these revenues flow through the PitchBook segment or are they reported elsewhere? PitchBook’s Direct Data offering provides flexible access to our comprehensive private capital markets data and includes data feeds, customer relationship management integrations, and APIs that enable clients to run customized queries, automate workflows, and power proprietary analytics directly within their existing systems. These delivery mechanisms also support distribution of PitchBook’s data through third-party partners. Direct Data has seen strong growth and accounted for a high single-digit percentage of total PitchBook segment revenue in 2024. Its growth underscores the demand for integrated data solutions. All revenue from Direct Data is recognized within the PitchBook segment. Direct Data represents an important part of our total addressable market and allows us to reach a broader set of use cases including quantitative research, workflow automation, and enterprise-wide data infrastructure. Our product roadmap includes several planned releases to expand our offering in that market in 2025.

15. PitchBook experienced lower conversion rates with core clients in 2024. How did conversion rates change through the year? As Kunal noted in his Q4 24 shareholder letter, while demand from our core clients who include VC and PE firms and investment banks remained strong during 2024, we did see a softening of conversion rates in this group compared to 2023, reflecting a more challenging environment. Overall, conversion rates softened in the second half of the year relative to the first half of the year, reflecting challenges in the market environment as described in responses to related questions filed in an 8-K dated May 7, 2025. 16. PitchBook renewal rates dropped quite a bit to 107% - has gross retention come down at a similar rate? Do you think retention should bottom out at these levels? PitchBook revenue retention rate fell YoY. Is PitchBook seeing an impact on growth from increased competition? Is PitchBook not benefitting from the improvement in the operating environment for M&A? PitchBook annual revenue renewal rates dropped to 107% in 2024 from 112% in 2023. At a high level, this decline was due in large part to a challenging market environment that limited capital activity and deal making. While 2024 marked some improvement in dealmaking conditions, activity across VC, PE, and M&A remains well below the record-setting levels of 2021. According to PitchBook’s 2024 Annual Global M&A Report, deal count and aggregate value both saw year-over- year gains, but the pace of recovery has been uneven and remains constrained by macroeconomic and geopolitical uncertainty. This translated into continued headwinds for PitchBook. With the economic uncertainty we’ve seen in recent months, the M&A environment remains challenging with very limited activity. At the client segment level, the decline in annual revenue renewal rates was driven in part by higher churn (and thus lower retention) in our non-core client segments, and in particular smaller corporates who have more limited use cases when dealmaking slows. We also saw some pressure in our core client segments, including with PE and VC firms and investment banks, although overall renewal rates remained stronger within this group. Within our core client segments, we’ve seen some softness in annual revenue renewal rates for smaller venture capital firms with first-time funds or smaller operations. Given the decrease in exit activity and longer holding periods, these firms are having more difficulty raising new funds. We have not seen a material change in the competitive environment and do not provide guidance on future renewal rates. 17. PitchBook’s efficiency (revenue growth + operating margin) decreased in 2024 – please identify the key drivers of this drop (LCD, slowdown in market, etc.). On a normalized basis, where should PitchBook operate from an efficiency perspective? In 2024, PitchBook revenue grew 12.0%, or 12.1% on an organic basis, compared to 2023, when revenue grew 22.5%,or 17.6% on an organic basis, compared to 2022. Adjusted operating margin increased 3.3 percentage points to 30.1% from 26.8%. While adjusted operating margins increased, revenue growth did slow in 2024, driven in large part by a more challenging macro environment that continued to limit capital raising and deal activity, as described in responses to related questions filed in an 8-K dated May 7, 2025. Depressed deal making put the most pressure on our non-core client segments, which experienced higher churn and weaker conversion rates. These customers typically have fewer use cases in stressed markets. Demand from our core investor and advisor clients—including VC and PE firms and investment banks—remained relatively robust. We did, however, see some softening of conversion rates with new clients in the core client segments and pressure on revenue renewal rates, as discussed in related questions this month. As you note, Leveraged Commentary & Data (LCD) was included in our organic revenue growth metrics for full year 2024 and for seven months of 2023. As we completed the integration of LCD into PitchBook in 2023 and transitioned these clients to the PitchBook platform in 2024, our focus was primarily on retention.

18. PitchBook added 840 net licenses in Q4 24. This was a big fall from growth seen in prior quarters and the slowest net add rate in 24 months. What drove this slow down? Can you explain the “variability to user maintenance activities and updates to user lists upon enterprise renewals” which helped drive revenue higher in 2024? While licensed user counts provide some useful information about business trends over the longer-term, they can include noise that comes from multiple sources. These include: - The impact of the transition of LCD clients to the PitchBook platform (largely completed in 2024); - Ongoing license maintenance activities, user audits, and the shutting off of inactive users, and provisioning access; and - The structure of our firmwide (enterprise) licenses, which contribute to both fluctuations on the upside, as clients add licensed users during the course of their contract, and on the downside, as user lists are at times rationalized at renewal. As a result, we believe that it makes sense to look at changes in licensed users on a year-over-year basis, rather focusing on the sequential quarter-over-quarter trend. In Q4 24, licensed user counts increased to 16.4% compared to Q4 23, driven primarily by growth among PitchBook clients and the addition of new clients. Growth in licensed users in 2024 also reflected the impact of legacy LCD clients transitioning to the PitchBook platform. We would note that there was not a meaningful impact on licensed user counts from the transition of legacy LCD users to the PitchBook platform in Q4 24 compared to Q3 24. The longer-term licensed user trend reflects the impact of challenges in the market environment that we’ve described in a related question this month. Finally, licensed user trends do not provide information on PitchBook’s Direct Data business, a small but growing part of its product portfolio. 19. Could you disclose PitchBook's NPS (Net Promoter Score) in 2024? I'm interested in how LCD integration impacted existing and LCD customers' NPS. PitchBook’s Net Promoter Score (NPS) in 2024 experienced a slight decline from recent years to 43, but compares favorably to SaaS industry benchmarks, reflecting strong overall customer satisfaction, even in a year of significant macro and operational complexity. In the last few years, PitchBook has increased NPS survey distribution, which we believe contributed to the decline. Overall, we view the LCD integration as a success. We retained the full LCD team and prioritized a thoughtful migration of clients to the PitchBook platform. Through the transition, we’ve enhanced our data quality, deepened our credit coverage, and focused on reinforcing our platform’s value, particularly among institutional clients. As a result, we’ve seen strong renewal rates among both legacy LCD and existing PitchBook customers. We don’t give guidance but would note that we do seek to balance growth opportunities and increased profitability over time.

Morningstar Credit (DBRS) 20. While I know that management is working to increase fundamental ratings and subscriptions in order to make DBRS more predictable, what percentage of DBRS's current costs is considered to be variable? Could we expect more variable cost structure for DBRS going forward? While we don’t disclose the exact mix, a significant majority of Morningstar Credit’s expenses is fixed. The largest component of operating costs within Morningstar Credit is compensation which is largely comprised of costs that are fixed in the short-term, such as salaries. However, the variable component, which primarily consists of incentive compensation, plays a crucial role in the cost structure. This mix allows Morningstar Credit to maintain a high level of operating leverage, where increases in transactional issuance volumes can significantly boost incremental adjusted operating income. We believe that the current mix of variable and fixed costs for Morningstar Credit is appropriate. 21. Kunal mentioned that roughly a quarter of Morningstar Credit revenues in 2024 came from private transactions. What are these revenues in particular? What specifically are you doing in private credit? As you note, roughly a quarter of Morningstar Credit ratings revenue in FY 24 was related to private transactions. This revenue was primarily related to Morningstar DBRS’s provision of credit ratings on private transactions with a smaller contribution from surveillance revenue. We rate a wide range of private transactions. These include private and middle- market corporate issuances, asset finance transactions, risk transfer structures as well as asset-backed securities (ABS), and other structured finance transactions. In 2024, this activity included ratings on ABS backed by data centers as well as aviation-backed transactions. 22. You provide the breakdown of revenue by structured finance, fundamental and data in the renewal rate supplemental deck. When it comes to structured finance, can you provide a rough split of what makes up this total? I know CMBS, RMBS, & ABS but rough split would be helpful. In 2024, structured finance ratings accounted for 61% of total Morningstar Credit revenue, with fundamental ratings accounting for 34% and the remainder coming from data licensing. In 2024, commercial mortgage-backed securities accounted for 19% of the total, ABS accounted for 18%, residential mortgage-backed securities accounted for 16%, and structured credit accounted for 6%. Morningstar Wealth 23. Can you please explain what products the Institutional Asset Management and Asset Allocation AuM in Investment Management relate to and what is currently driving movement in these lines? In the case of our Asset Allocation Services product, our teams serve as a consultant, providing capital market assumptions, asset allocation, and model services to the client. The client makes the final decision on how to implement within portfolios. In the case of our Institutional Asset Management product, our teams provide capital market assumptions, asset allocation, and model services in a sub-advisory capacity. In some cases, the Investment Management team may have trading authority or be considered a sub-advisor for a registered offering. Assets under management and advisement (AUMA) for the Asset Allocation Services product increased 27.8% to $12.4 billion as of March 31, 2025, compared to March 31, 2024, largely due to growth in assets under management in the Japan market. AUMA for Institutional Asset Management Services decreased 5.5% to $6.9 billion as of March 31, 2025, largely due to outflows. Together these products accounted for a relatively small proportion (roughly 5%) of Morningstar Wealth revenue in 2024. Our growth strategy in Investment Management is focused on Morningstar Model Portfolios and the International Wealth Platform.

AI 24. Could you give us a product roadmap for Gen AI (no major announcements after 'Mo') and PitchBook? One of our four strategic goals is to leverage advances in artificial intelligence to drive innovation across internal and external products and services. We’re focused on three primary use cases: using AI as a tool to improve our team’s productivity, using AI to improve the quality and efficiency of our operations, and using AI to get better, faster, and targeted insights and experiences to our clients. On the product side, we’ve seen particularly interesting use cases in Morningstar Direct Platform and PitchBook. Further detail is provided below. Morningstar Direct Platform Since launching Mo in the spring of 2023, we’ve continually introduced new generative AI capabilities in our key products in Direct Platform. Many of these capabilities—including generative AI-powered product support, natural language screening, and latest research summaries on investment lists—are available in multiple products. Additionally, we’ve started introducing product-specific capabilities. As an example, within Direct Advisory Suite, advisors can upload and run account statements through our Intelligent Import service, which finds holdings and matches them to securities in our database to automatically create a portfolio. From there, advisors can use Mo to create an investment proposal for a client, including talking points customized to the proposal. Key upcoming generative AI projects on our roadmap include: • Introducing AI-ready content and services (like the Morningstar Agent) so that our clients can more easily leverage our data, research, and capabilities within their AI platforms • Expanding Mo’s knowledge base (e.g., summaries of documents beyond our analyst research reports) and skillset (e.g., being able to answer user questions that require detailed understanding of our data sets, natural language report construction) • Continuing to automate widely used workflows within select products like Direct and Direct Advisory Suite PitchBook PitchBook has an extensive roadmap to integrate artificial intelligence and machine learning capabilities across both the user experience and internal operations to drive productivity, accuracy, and scalability. Our approach has been grounded in real customer workflows. Recent enhancements to products since the beginning of 2024 include: • AI Earnings Call Transcripts: This tool automatically summarizes key takeaways from public company earnings calls, helping users quickly surface the most relevant insights without parsing lengthy transcripts. • AI Company Profile Summaries: We now provide AI-generated summaries of key information in our company profiles—such as executive teams, investors, and funding history—along with direct links to more in-depth detail. This introduction streamlines navigation and saves time. We continue to invest in embedding generative AI technology within the platform experience to deliver insights faster. We’ll continue to roll out AI features in a measured, customer-informed way—prioritizing use cases that deliver real value and productivity gains. More broadly, PitchBook’s holistic product roadmap includes ongoing investment in expanding and enhancing its core data, research, software, and IP. We’re seeing recent enhancements drive engagement on the PitchBook Platform, which reached an all-time high for monthly active usage in April.

M&A 25. Can you please provide some color on the rationale and financial impact for recent M&A transactions? What will be the contribution of Lumonic and DealX to your sales and operating income in 2025? Where do they fit into the business? In early March 2025, Morningstar acquired Lumonic and DealX. Lumonic offers a proprietary platform which automates covenant compliance, financial tracking, and AI-driven portfolio analytics for private credit lenders. With this acquisition, PitchBook is now able to compete in the portfolio monitoring space, as investment professionals in the growing private credit markets can now manage and analyze their portfolios alongside PitchBook’s industry-leading private capital data. Lumonic now operates as a subsidiary of PitchBook. DealX brings extensive expertise in clean, standardized US CMBS and global CLO data, strengthening Morningstar’s analytics capabilities in the structured finance sector. Previously a strategic partner of Morningstar Credit, DealX played a significant role in launching CRE Analytics, a platform offering investors centralized insights into loan and bond trends across CMBS deals and commercial real estate lending more broadly, supported by Morningstar's credit assessments. As part of Morningstar Credit, we expect that DealX will bolster our position as a leader in CMBS analytics while expanding its reach to private credit and leveraged loan markets. In Q1 25, we paid $38.5 million, net of cash acquired, related to the acquisitions of Lumonic and DealX. We are optimistic that over time, these capabilities will become meaningful growth drivers for PitchBook and Morningstar Credit. Divestitures 26. In 2024, you divested certain of your US TAMP assets and sold your Commodity and Energy Data business. How much did each of those businesses contribute to revenues and adjusted operating income in 2024? How much revenue and operating income did the Commodity and Energy Data business roughly contribute to Morningstar in 2024? As you note, in 2024, we sold our Commodity and Energy Data business. The Commodity and Energy Data business was not material relative to Morningstar Direct Platform (formerly known as Morningstar Data and Analytics). We started excluding associated revenue from organic revenue growth calculations in Q4 24 and have noted that the divestiture has been slightly dilutive to Morningstar Direct Platform margins. During 2024, we also sold customer assets from the US Morningstar Wealth Turnkey Asset Management Platform (TAMP) to AssetMark. Morningstar Wealth organic revenue growth excludes platform revenue from the US TAMP from the prior- year period starting Dec. 1, as well as interim service fees received from AssetMark associated with the sale of the US TAMP. For more detail on the anticipated financial impact from the transaction, please refer to the response to a related question filed in an 8-K dated April 28, 2025, and the FAQ updated July 24, 2024. We do not intend to disclose additional details related to the financial impact of these transactions. Product Pricing 27. Have you instituted any price increases across your portfolio for 2025, specifically in Pitchbook and Data and Analytics (now Morningstar Direct Platform)? Our approach to pricing is centered around continuously enhancing the value of our products and services to meet our clients' needs and ensuring that our pricing reflects this value. We review our pricing annually and periodically implement price increases to account for the added value we provide.

For our PitchBook platform, we adopt a simple, all-inclusive pricing philosophy that balances the value we offer with the goal of expanding client relationships. We believe that as we enhance the breadth and depth of our data and research, and improve the user experience, we can justify raising prices over time. We increased list prices for new logos in January 2024. We also typically see price increases at renewal, which supports our focus on growing with our clients and maintaining high renewal rates. Similarly, for Morningstar Direct Platform, we typically see price increases at renewal. Taxes 28. You have been well under your targeted 27-29% tax rate in recent quarters. Why is that so? What was the positive bp impact of the Commodity and Energy Data divestiture on the tax rate for 2024? Should we still expect a 27-29% tax rate going forward? Morningstar historically suggested its tax rate should be between 26-27% going forward. Why would Morningstar’s corporate tax rate be above the federal corporate tax rate in the US? Looking at prior disclosures you have consistently been below the 26-27% level guided (excluding periods related to acquisitions and disposals). Each year, our effective tax rate tends to differ given discrete items that have an impact on our overall rate. In 2024, our effective tax rate was negatively impacted (1.4%) by deferred taxes recorded with respect to unremitted foreign earnings and was favorably impacted (2.0%) by the book gain in excess of taxable gain on the sale of our Commodity and Energy Data business. As a US-based company, we measure our effective tax rate against the US federal statutory tax rate of 21%. Typically, our effective tax rate is unfavorably impacted by US state taxes (which are not included as a component of the US federal statutory rate of 21%), non-deductible expenses, minimum taxes and foreign tax rates that are higher than the US federal statutory rate. Conversely, our effective tax is favorably impacted by credits and incentives, certain benefits realized under favorable provisions of the 2017 Tax Reform Act and foreign tax rates that are lower than the US federal statutory rate. The mix and timing of these favorable and unfavorable items, including other discrete items, can have a variable impact on our effective tax rate from period to period. Consistent with our prior communications, we would expect that our rate should fall in a high 20% range, but it would not be unusual for our rate to be below or above the range from time to time. Capital Allocation 29. You repurchased shares for the first time since early 2023 at an average price of $348 in the quarter, which was as high as it has been in the past 24 months. Does this signal any change in your philosophy around capital allocation? Will you be more aggressive in buying shares at lower levels given the sell-off post 4Q24 earnings? Can you explain why you restarted share repurchases when the shares are at a multi-year high and how management thinks about shareholder returns going forward? What are your capital allocation priorities? How should we think about buyback and debt paydown plans in 2025? Broadly, our capital allocation priorities are to preserve a strong balance sheet to maintain flexibility; prioritize funding organic growth and consider acquisitions where we see opportunities to generate long-term shareholder value; maintain and increase our dividend over time commensurate with company financial results; and repurchase shares when we have available cash. During 2024, operating and free cash flows increased by 87% and 127.5%, respectively, or 45.7% and 56.4%, respectively, excluding cash used to repurchase our brand in Japan and several other items. We have operated with an intermediate-term focus on paying down debt given the increase in our leverage following the 2022 LCD acquisition. For 2025, we increased our quarterly dividend by 12.3% to 45.5 cents per share. With the significant reduction in our leverage levels, we also repurchased 33,300 shares for $11.6 million in Q4 24.

When we make the decision to repurchase shares, we consider the return potential compared to other uses of capital based on our internal assessment of value. We may accelerate share repurchase activities opportunistically when we believe that valuations are attractive relative to our assessment of intrinsic value. You saw us do that in Q1 25, when we increased our repurchase activity, buying back 368,199 shares for $109.6 million in shares at an average price of $297.68. 30. You plan to repatriate some foreign cash in 2025 – what’s driving this and what do you anticipate the use of this cash to be? How do you anticipate this will impact your financials? Do you expect to repatriate the full $142M and what are your plans for this cash? As noted in our 2024 10-K, roughly 76% of our cash as of Dec. 31, 2024 was held by operations outside the US. As of our 2024 year-end, we determined that $142.0 million of foreign subsidiary earnings was not permanently reinvested. We plan to bring these earnings back to the US during 2025. A deferred tax liability of $7.1 million, which reflects the income tax effects of the expected repatriation of these earnings, was recorded on our balance sheet. Our use of this cash will be consistent with the capital allocation priorities described in a response to another question filed in an 8-K dated May 7, 2025. 31. Morningstar continued to pay down debt in Q4 24. As of Dec. 31, 2024, your leverage ratio was below 1.0x. Is this now at a point where you can refocus more on M&A and buybacks or will Morningstar look to continue to pay down debt? As you note, in 2023 and 2024, we were focused on paying down debt following the 2022 acquisition of LCD. As of Dec. 31, 2024, our consolidated funded indebtedness to EBITDA ratio as defined in our debt agreements was 0.9x, which was at the lower end of our recent range of leverage levels. Given our leverage levels, we are taking a more balanced approach to capital allocation across the priorities outlined in a related question this month. In Q4 24, we repurchased $11.6 million in shares. For 2025, we increased our quarterly dividend to 45.5 cents per share. In Q1 25, we announced two smaller acquisitions, Lumonic and DealX, and repurchased $109.6 million in shares.